Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Ann P. Daiss, hereby makes, constitutes and appoints Cliff S. Thrasher, Thomas A. Fanning and Wayne Boston, and each of them acting individually, her true and lawful attorneys with power to act without any other and with full power of substitution, to execute deliver and file in her name and her behalf, and in her capacity as shown below, (a) amendment or amendments, including any post-effective amendments, to a Registration Statement of Georgia Power Company on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of Class A preferred stock of Georgia Power Company to be issued in exchange for the outstanding shares of preferred stock of Savannah Electric and Power Company upon consummation of the proposed merger of Savannah Electric and Power Company with and into Georgia Power Company, and any and all documents in support thereof or supplemental thereto (hereinafter called the “Registration Statement”) and (b) such registration statements, petitions, applications, consents to service of process and other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and also hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as she might or could do personally in her capacity as aforesaid, and said officer hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Ann P. Daiss has hereunto set her hand as of the date indicated below.

/s/Ann P. Daiss Ann P. Daiss Vice President and Comptroller Georgia Power Company

Dated: March 28, 2006